Exhibit 10.34

DESCRIPTION OF MATCHING CHARITABLE CONTRIBUTION PROGRAM

FOR OFFICER AND DIRECTORS OF XTO ENERGY INC.

XTO Energy Inc. has a matching charitable contribution program for directors and officers of the Company as part of the Company’s program to support higher education. Under the program, the Company will match, on a $3.00 for every $1.00 basis, up to $250,000 in contributions made by the non-employee directors of the Company, the President, Senior Executive Vice President and Executive Vice Presidents of the Company to designated universities or colleges, which contributions are made prior to the end of December 31, 2010, or any pledge made prior to that date that does not extend more than three years from the date of the pledge. Additionally, the Company will match, on a $2.50 for every $1.00 basis, up to $50,000 in contributions made by the Senior Vice Presidents of the Company and on a $2.00 for every $1.00 basis, up to $35,000 in contributions made by other officers of the Company, to designated universities or colleges that he or she attended, which contributions are made prior to the end of December 31, 2010, or any pledge made prior to that date that does not extend more than three years from the date of the pledge.